Post-Effective Amendment No. 2
Registration No. 333-33617-99

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________

POST-EFFECTIVE AMENDMENT NO. 2
TO FORM S-8
REGISTRATION STATEMENT
Under the Securities Act of 1933
____________________________

ASHLAND INC.
(Exact name of Registrant as specified in its charter)

Kentucky (State or other jurisdiction of incorporation or organization)	20-0865835 (I.R.S. Employer Identification No.)

50 E. RiverCenter Boulevard
P.O. Box 391
Covington, KY 41012-0391
(859) 815-3333

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
_____________________________

Ashland Inc. 1997 Stock Incentive Plan
(Full title of the Plan)
______________________________

David L. Hausrath, Esq.
Senior Vice President and General Counsel
50 E. RiverCenter Boulevard
P.O. Box 391
Covington, KY 41012-0391
(859) 815-3333

(Name, address and telephone number of agent for service)
______________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company).	Smaller reporting company	☐

EXPLANATORY NOTE

The securities offering issued pursuant to this Registration Statement by Ashland Inc. (“Ashland”) has terminated.  284,246 shares of Ashland Common Stock issued pursuant to this Registration Statement remain unsold.  Ashland hereby deregisters all remaining 284,246 shares registered pursuant to the Ashland Inc. 1997 Stock Incentive Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

The following Exhibits are filed as part of this Registration Statement.

24	Power of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Covington, Commonwealth of Kentucky, on March 10, 2011.

ASHLAND INC.

By:	/s/ David L. Hausrath
	Name:	David L. Hausrath
	Title:	Senior Vice President and General Counsel

Pursuant to the requirements of the Act, this Post-Effective Amendment No. 2 has been signed below by the following persons in the capacities indicated on March 10, 2011.

Signature	Title

*	Chairman of the Board and Chief Executive Officer
James J. O'Brien	(Principal Executive Officer)

/s/ Lamar M. Chambers	Senior Vice President and Chief Financial Officer
Lamar M. Chambers	(Principal Financial Officer)

/s/ J. William Heitman	Vice President and Controller
J. William Heitman	(Principal Accounting Officer)

*	Director
Roger W. Hale

*	Director
Kathleen Ligocki

*	Director
George A. Schaefer, Jr.

*	Director
Theodore M. Solso

*	Director
Michael J. Ward

*By:	/s/ David L. Hausrath
David L. Hausrath
Attorney-in-Fact

EXHIBIT INDEX

24	Power of Attorney